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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Registration Nos. (333-91247, 333-95071, 333-52324,
33-22493, 33-25807, 33-26024, as amended in Registration No. 2-97533, 33-33626,
33-46518, 33-53973, 333-02029, 333-32603, 333-40565, 333-60081 and 333-90906)
and on Form S-3 Registration Nos. (33-54477, 333-24999, 333-52213, 333-83163,
333-36032, 333-61600 and 333-87170) of Burlington Resources Inc. of our report dated February 19, 2003 relating to the financial statements, which appears in this Form 10-K.

                                                 /s/  PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 12, 2003